Exhibit 99.3
Investor Update - April 12, 2017

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. References in this update to "Virgin America" refer to "Virgin America Inc."

Air Group completed its acquisition of Virgin America on December 14, 2016. Fourth quarter 2016 results within our previously filed 10-K reflect the results of operations for Virgin America from December 14, 2016 through December 31, 2016, including the impacts of purchase accounting.

This update includes specific financial and operational results on a combined basis, which we believe can be meaningful for year-over-year analysis. We have presented "Combined Comparative" financial and operational information below, determined as the sum of the historical consolidated results of the Company through December 31, 2016 and of Virgin America for the periods prior to the acquisition date of December 14, 2016. Virgin America's financial information has been conformed to reflect Air Group's historical financial statement presentation for each period presented. It includes the impact of purchase accounting only for the period following the acquisition.

The information presented below does not purport to reflect what our financial and operational results would have been had the acquisition been consummated at the beginning of the period presented.

This Investor Update may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2016, as well as in other documents filed by Alaska Air Group with the SEC after the date thereof. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, changes in laws and regulations and risks inherent in the achievement of anticipated synergies and the timing thereof in connection with the acquisition of Virgin America. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

Alaska Airlines, together with Virgin America and its regional partners, flies 40 million customers a year to 118 destinations with an average of 1,200 daily flights across the United States and to Mexico, Canada, Costa Rica and Cuba. With Alaska and Alaska Global Partners, customers can earn and redeem miles on flights to more than 900 destinations worldwide. Learn more about Alaska's award-winning service and unmatched reliability at newsroom.alaskaair.com and blog.alaskaair.com. Alaska Airlines, Virgin America and Horizon Air are subsidiaries of Alaska Air Group (NYSE: ALK).

2016 QUARTERLY COMBINED CONDENSED FINANCIAL INFORMATION (unaudited)

The following tables provide combined condensed financial information of Air Group and Virgin America for each of the quarters of 2016. Air Group's financial information is presented as reported. Virgin America's financial information has been conformed to reflect Air Group's historical financial statement presentation.

	Three months ended March 31, 2016			Three months ended June 31, 2016
(in millions)	Air Group	Virgin America	Combined	Air Group	Virgin America	Combined
Passenger revenue	$1,133	$329	$1,462	$1,263	$384	$1,647
Other revenue	214	34	248	231	41	272
Total Operating Revenues	1,347	363	1,710	1,494	425	1,919
Non-fuel operating expense	890	260	1,150	875	277	1,152
Fuel expense	167	71	238	201	77	278
Total Operating Expenses	1,057	331	1,388	1,076	354	1,430
Operating Income	290	32	322	418	71	489
Nonoperating income (expense)	2	(4)	(2)	2	(5)	(3)
Income before taxes	292	28	320	420	66	486
Special items—merger-related	—	2	2	14	4	18
Mark-to-market fuel hedge adjustments	(2)	(1)	(3)	(10)	(1)	(11)
Adjusted Income Before Taxes	$290	$29	$319	$424	$69	$493

	Three months ended September 30, 2016			Three months ended December 31, 2016			Year ended
(in millions)	Air Group	Virgin America	Combined	Air Group	Virgin America(a)	Combined	December 31, 2016(a)
Passenger revenue	$1,322	$402	$1,724	$1,288	$299	$1,587	$6,420
Other revenue	244	44	288	236	31	267	1,075
Total Operating Revenues	1,566	446	2,012	1,524	330	1,854	7,495
Non-fuel operating expense	941	275	1,216	1,045	237	1,282	4,800
Fuel expense	225	81	306	238	64	302	1,124
Total Operating Expenses	1,166	356	1,522	1,283	301	1,584	5,924
Operating Income	400	90	490	241	29	270	1,571
Nonoperating income (expense)	2	(5)	(3)	(10)	(5)	(15)	(23)
Income before taxes	402	85	487	231	24	255	1,548
Special items—merger-related	22	2	24	81	13	94	138
Mark-to-market fuel hedge adjustments	3	—	3	(4)	—	(4)	(15)
Adjusted Income Before Taxes	$427	$87	$514	$308	$37	$345	$1,671

(a)
Reflects a reclassification adjustment from other to passenger revenue identified subsequent to the issuance of the supplementary combined comparative information included in our our fourth quarter 2016 results issued on February 8, 2017. This reclassification adjustment was made to align Virgin America's financial statement presentation to that of Air Group. Its impact to the combined comparative results is $6 million and $26 million for the three and the twelve months ended December 31, 2016.

2016 QUARTERLY COMBINED OPERATING STATISTICS (unaudited)

The following table provides selected combined comparative operating statistics of Air Group and Virgin America for each of the quarters of 2016:

	Three months ended				Year ended
	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016	December 31, 2016
Revenue passengers (in 000)	9,602	10,734	11,229	10,382	41,947
Revenue passenger miles (in 000,000)	11,186	12,562	12,922	12,084	48,754
Available seat miles (ASM) (in 000,000)	13,719	14,751	15,079	14,404	57,953
Load Factor	81.5%	85.2%	85.7%	83.9%	84.1%
Passenger revenue per ASM (PRASM)(a)	10.66¢	11.16¢	11.43¢	11.02¢	11.08¢
Revenue per ASM (RASM)	12.47¢	13.01¢	13.34¢	12.87¢	12.93¢
Cost per ASM excluding fuel and special items (CASMex)	8.36¢	7.69¢	7.90¢	8.25¢	8.04¢

(a)
The three and the twelve month periods ended December 31, 2016 reflect a reclassification adjustment from other to passenger revenue identified subsequent to the issuance of the supplementary combined comparative information included in our our fourth quarter 2016 results issued on February 8, 2017. The impact of this reclassification to the combined comparative resulted in an increase of 0.05 cents for both the three and twelve months ended December 31, 2016.

2016 MONTHLY COMBINED PRASM AND RASM (unaudited)

The following table provides combined PRASM and RASM of Air Group and Virgin America for each of the months of 2016:

2016	Combined PRASM		Combined RASM
January	10.19	¢	12.00	¢
February	10.20		11.99
March	11.51		13.33
April	10.85		12.66
May	10.74		12.59
June	11.88		13.75
July	12.17		14.02
August	11.27		13.16
September	10.77		12.77
October	10.52		12.40
November	11.35		13.18
December	11.17		13.02